UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 23, 2007 (January 21, 2007)
Date of Report (Date of earliest event reported)

EGPI FIRECREEK, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-32507	88-0345961
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6564 Smoke Tree Lane
Scottsdale, AZ 85253
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (480) 948-6581

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective January 21, 2007 by majority consent of the EGPI Firecreek, Inc. (“EGPI” or the “Company”) shareholders of record at January 10, 2007, four (4) members were elected to the Company’s Board of Directors, consisting of three members that have previously served, plus an additional new member, which has served as a consultant and finance committee member of the Company. The Directors shall hold their respective office until the Company’s Annual Meeting of Shareholders in 2008 or until their successors are duly elected and qualified. The members of the Company’s Board of Directors are as follows:

NAME	AGE	POSITION WITH COMPANY
Dennis R. Alexander	52	Chairman
Rupert C. Johnson	55	Director
Dr. Mousa Hawamdah	58	Director
Dermot McAtamney	51	Director, new member

A summary of Mr. McAtamney’s work experience is as follows:

Dermot L. McAtamney has served on the Finance Committee of the Company since November 30, 2005 and the Shareholder and Investor Relations Committee since April 8, 2006, He was appointed to the Executive, Legal, Compensation and Stock Option committees as of January 21, 2007. From June 2004 to the present Mr. McAtamney has been a consultant to the Company, acting in various capacities related to finance structuring, business review, and assisting the Board of Directors. From June 1999 to June 2004, Mr. McAtamney worked privately as a consultant to various companies acting as financial advisor to them in their efforts to perfect business plans and raise capital through private equity transactions. Mr. McAtamney brings over 25 years of financial experience to the Company having begun his career with the Federal Reserve Bank of New York in the foreign exchange department in 1979. Over the years, Mr. McAtamney has actively traded international currency and bond markets at institutions such as Bank of Montreal, Continental Grain and Shearson Lehman. Mr. McAtamney graduated from St. John’s University with a BA in Economics in 1978.

ITEM 8.01 OTHER EVENTS

Effective on January 21, 2007, greater than a majority of the Board of Directors of the Company approved certain changes to its established committees to fill certain vacancies during 2006, based on a previous reorganization that included restructuring, and the creation of certain committees.

Amongst changes to the committees include the appointment of Mr. McAtamney to various additional committees, as listed in Item 5.02 to this Report Further the Company nominated and appointed Ms. Joanne Sylvanus to the Company’s Audit and Legal Committees.

A summary of Ms. Sylvanus’s work experience is as follows:

Joanne M. Sylvanus has been engaged by the Company as an accounting and tax consultant since December 1999. She is the owner and sole proprietor of J.M. Sylvanus, Accounting, since May 1996, which prepares Corporate, Partnership, Trust, and Estate Tax Returns, acts as Conservator and Trustee for Estates and Trusts, and provides consulting on Financial and Tax matters. She held a Certified Public Accounting certificate from the State of Arizona from October 1972 until May 1996 when she formally retired her certificate. Over the years from 1974 until May 1996, she was the owner and sole proprietor of J.M. Sylvanus CPA which conducted certified audits for not-for-profit organizations, broker dealers, and mortgage bankers; provided tax planning and tax preparation services for business, trusts, and individuals, designed and installed business accounting systems, and sub-contracted those services with the Small Business Administration and Arizona Research Bureau. Ms. Sylvanus taught accounting at Phoenix College from 1974 through 1985. She graduated from Cleveland State University with a B.A. in Accounting and a minor in Economics. She has served on the Board of The American Society of Women Accountants for eight years in every Board position except Secretary.

 Previously reported on November 22, 2005, greater than a majority of the Board of Directors of the Company had approved a corporate restructuring and reorganization resulting in, among other things, certain changes to the executive offices and staff positions and the creation of certain committees (the “Reorganization”). The Reorganization originally became effective on November 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

EGPI FIRECREEK, INC. (formerly Energy Producers, Inc.)
By:	/s/ Dennis R. Alexander Chairman and Chief Financial Officer

January 23, 2007